INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Voyageur Tax Free Funds, Inc.
Voyageur Intermediate Tax Free Funds, Inc.
Voyageur Insured Funds, Inc.
Voyageur Investment Trust
Voyageur Investment Trust II
Voyageur Mutual Funds, Inc.
Voyageur Mutual Funds II, Inc.


We consent to the use of our report incorporated herein by reference and to the references to our firm under the headings "FINANCIAL HIGHLIGHTS" in Part A and "ADDITIONAL INFORMATION - Custodian; Counsel; Independent Auditors" in Part B of the Registration Statement.



                                        /s/ KPMG Peat Marwick LLP
                                        KPMG Peat Marwick LLP


Minneapolis, Minnesota
April 28, 1997